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                                                                EXHIBIT 99.B2O

                             GODFREY & KAHN, S.C.
                               ATTORNEYS AT LAW
                            780 North Water Street
                         Milwaukee, Wisconsin  53202
                  Phone: (414) 273-3500 Fax: (414) 273-5198



                               January 26, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                Re:     Strong International Income Funds, Inc.
                        ---------------------------------------


Gentlemen:


                We represent Strong International Income Funds, Inc. (the "Company"), in connection with its filing of Post-Effective Amendment No. 8 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-74578; 811-8318) on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

                We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).


                                        Very truly yours,

                                        GODFREY & KAHN, S.C.

                                        /s/ Pamela M. Krill

                                        Pamela M. Krill